EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123759) of The Goodyear Tire & Rubber Company of our report dated June 22, 2006 relating to the financial statements of the Goodyear Dunlop Tires North America, Ltd. Employee Savings Plan for Bargaining Unit Employees, which appears in this Form 11-K.
/s/ Bober, Markey, Fedorovich & Company

Bober, Markey, Fedorovich & Company
Akron, Ohio
June 27, 2006